UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

DOUGLAS ELLIMAN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41054	87-2176850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(ZIP Code)

(305) 579-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	DOUG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Assumption Miami Office Lease

On December 20, 2024, Douglas Elliman Inc. (the “Company”) entered into that certain 4th amendment to office lease agreement (the “4th Amendment”) with Vector Group Ltd., a Delaware corporation (the “Assignor”) and Frost Real Estate Holdings, LLC, a Florida limited liability company (the “Landlord”), whereby the Company agreed to assume all of Assignor’s obligations and rights (the “Assumption”) under that certain office lease agreement, dated as of September 10, 2012 (as amended from time to time, the “Lease Agreement”), entered into by and between the Landlord and the Assignor.

Pursuant to the 4th Amendment, the Company agreed to assume the rent balance of the five (5) year-term extension through April 30, 2028. The premises subject to the Lease Agreement consist of approximately 12,390 SF for general office use (the “Premises”) in the building located at 4400 Biscayne Boulevard, Miami, Florida 33137. Simultaneously with the execution of the 4th Amendment, the Company deposited with Landlord the sum of $176,142.00 as a security deposit.

Pursuant to the Lease Agreement, and in connection with the Assumption, the Company will pay the Landlord a base rent of $44,035.41 per month until April 30, 2025 (the “First Lease Period”), plus applicable sales tax. The rent is inclusive of operating expenses, property taxes and general parking expenses. After the First Lease Period, the rent will be increased by three and a quarter percent (3.25%) in each subsequent lease period commencing on May 1 and terminating on April 30 of each year until April 31, 2028. The Lease Agreement does not provide for any additional renewal extensions, nor does it allow for early termination upon notice by the Company.

An affiliate of the Landlord, Dr. Phillip Frost, beneficially owns more than 5% of the Company’s capital stock. Accordingly, the entry into the 4th Amendment was approved by the Audit Committee of the Company’s Board of Directors in accordance with the Company’s policies.

The foregoing description of the 4th Amendment and Lease Agreement is only a summary and is qualified in its entirety by reference to the full text of the 4th Amendment and Lease Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	4th Amendment, dated as of December 20, 2024, by and between Douglas Elliman Inc., Vector Group Ltd. and Frost Real Estate Holdings, LLC., to Office Lease, dated as of September 10, 2012, by and between Vector Group Ltd. and Frost Real Estate Holdings, LLC (including the Office Lease and prior amendments)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Douglas Elliman Inc. (Registrant)

Date: December 27, 2024	By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Executive Vice President, Secretary, Treasurer and Chief Financial Officer